SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 27, 2004

Insignia Solutions plc

(Exact name of Registrant as specified in its charter)

England and Wales	0-27012	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

41300 CHRISTY STREET	THE MERCURY CENTRE, WYCOMBE LANE
FREMONT, CALIFORNIA 94538	WOOBURN GREEN
UNITED STATES OF AMERICA	HIGH WYCOMBE, BUCKS HP10 0HH
UNITED KINGDOM
(Address of principal executive offices) (Zip code)

(510) 360-3700 (44) 1628-539500
(Registrant’s telephone number, including area code)

Item 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(C)                                The following exhibits are furnished with this report:

Exhibit Number	Description

99.1	Press release dated July 27, 2004.

Item 12.  RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

The following information is furnished pursuant to Item 12, “Disclosure of Results of Operations and Financial Condition.”

On July 27, 2004, the Registrant issued a press release to report its financial results for the quarter ended June 30, 2004.  A copy of that press release is being furnished to the Securities and Exchange Commission pursuant to this Item 12 of Form 8-K and is attached hereto as Exhibit 99.1.  On the Company’s July 27th conference call in which management discussed the financial results for the quarter ended June 30, 2004, management discussed certain issues in addition to those described in the press release, including that the Company was in the process of bolstering its sales staff, that it had filed a patent application on technology that enables handset vendors to create small disk images from compressed OS files, and that management is currently targeting that a portion of the sales that it expected to close (but did not close) in the quarter ended June 30, 2004 will instead be closed in either the third or fourth quarter of 2004.

The information furnished in this Item 12 and Exhibit 99.1 attached hereto shall not be deemed to be filed for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 or 12 (a) (2) of  the Securities Act of 1933, as amended.  The information contained herein and in the accompanying exhibit shall not be deemed to be incorporated by reference into any filing with the SEC whether before or after the date hereof, regardless of any general incorporation language contained in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Insignia Solutions plc
(Registrant)

Date: July 29, 2004	By:	/s/ Robert E. Collins
Robert E. Collins
Vice President and Chief Financial Officer